SUBORDINATED CONVERTIBLE NOTE PURCHASE AGREEMENT
     SUBORDINATED  CONVERTIBLE  NOTE  PURCHASE  AGREEMENT

   (this "Agreement"), dated as of December 17, 1998, among PHARMHOUSE CORP., a New York corporation
("Borrower"), and PHAR MOR, INC., a Pennsylvania corporation
("Lender").
                         WITNESSETH:

     WHEREAS, Lender, PHARMACY ACQUISITION CORP., a New York corporation and wholly-owned subsidiary of Lender ("Merger Subsidiary") and Borrower, propose to enter into an Agreement and Plan of Merger to be dated as of the date hereof (the "Merger Agreement"; capitalized terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), pursuant to which Merger Subsidiary will be merged with and into Borrower (the "Merger"), and each outstanding share of the common stock, par value $.01, of the Borrower (the "Borrower Common Stock") will be converted into the right to receive cash on the basis described in the Merger Agreement; and

     WHEREAS,  Borrower  desires  to  borrow  $2,000,000.00
from Lender in order to meet its working capital needs pending the closing of the proposed Merger; and

     WHEREAS,  Lender desires to make a $2,000,000.00  loan
(the "Loan") to Borrower in exchange for the subordinated convertible promissory note to be issued by Borrower in substantially the form of Exhibit A hereto (the "Note").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

     Section 1. Bridge Loan. Upon the execution and delivery of the Merger Agreement by the parties thereto and subject to the terms and conditions contained herein, Lender hereby agrees to make the Loan to Borrower, and Borrower agrees to issue and sell to Lender, the Note in the principal amount of $2,000,000.00. All principal and accrued interest on the Note shall be due and payable upon the Maturity Date (as defined in the Note).

     Section 2. Subordination. The Note and the indebtedness evidenced thereby, including the principal and interest and any renewals or extensions thereof, shall at all time be subordinate and junior in right to the Senior Debt (as defined in the Note), all in the manner and with the force and effect set forth in the Note.

     Section 3.     Optional Conversion.

          (a)   The  Note shall be convertible, at the
option of Lender, into shares of Borrower's common stock, par value $.01 per share (the "Common Stock"), at any
time on  or  after  the Maturity  Date,  at   the conversion
rate of $3.25 per share, subject to adjustment as provided in Section 7 below.

          (b) To exercise the right of conversion, Lender shall surrender the Note to Borrower at its office at the notice address set forth herein, accompanied by a
written notice in  the form   of  Exhibit  A  to  the  Note,
properly completed (the "Conversion Notice"). Within five business days following its receipt of this Note and Conversion Notice, Borrower shall issue and deliver (i) a certificate or certificates for the number of full Conversion Shares issuable, registered in the Lender's name, and (ii) if less than the entire remaining outstanding principal balance of this Note is being converted, a replacement note in the remaining outstanding principal amount of this Note. Such conversion shall be deemed to have been effected and the number of Conversion Shares issuable in connection with such conversion shall be determined as of the close of business on the date on which the Note and Conversion Notice shall have been received by Borrower.

     Section 4.     Registration Rights.

          (a) At any time during the period commencing on the Maturity Date and expiring five years thereafter, the holder(s) (the "Holder(s)") of the Note and of the shares of Common Stock issued or issuable upon conversion of the Note (the "Note Shares") representing a Majority (as defined below) of such securities shall have the right (which right is in addition to the registration rights under Section 4(b) hereof), exercisable by written notice to Borrower, to require that Borrower prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), on two occasions, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for Borrower and counsel for the Holder(s), in order to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act") so as to permit a public offering and sale of their respective Note Shares for 24 consecutive months (or 16 consecutive months in the event of the unavailability of Form S-3) by such Holder(s) and any other Holder(s) of Note Shares who notify Borrower within ten days after receiving notice from Borrower of such request. Borrower covenants and agrees to give written notice of any registration request under this Section 4(a) by any Holder(s) to all other registered Holder(s) of Note or Note Shares within ten days from the date of the receipt of any such registration request.

          (b) If at any time commencing on the Maturity Date, Borrower proposes to register any of its securities under the Securities Act (other than in connection with
a   merger, acquisition or exchange offer, pursuant to Form
S-8 or successor form or otherwise on a form which does not permit registration of the Note Shares) it will give written notice by registered mail, at least 20 days prior to the filing of each such registration statement, to the Holder(s) of the Note and/or Note Shares of its intention to do so. Upon the written request of any Holder of the Note and/or Note Shares given within ten days after receipt of any such notice of its or their desire to include any Note Shares in such proposed registration statement, Borrower shall afford such Holder(s) the opportunity to have such Note Shares registered under such registration statement. The "piggy-back" registration rights described in this Section 4(b) shall terminate at such time as the Note Shares are saleable in one or more transactions pursuant to Rule 144 of the Securities Act during a 90-day period. Notwithstanding anything to the contrary contained in the provisions of this Section 4(b), Borrower shall have the right at any time after it shall have given written notice pursuant to this Section 4(b)(irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date hereof. Borrower will undertake commercially reasonable efforts to ensure that any sales of Note Shares pursuant to such registration statement shall be effected through the underwriter of the public offering, if any, and the holders thereof shall compensate the underwriter in accordance with its customary compensation practices.

          (c) Borrower shall indemnify and hold harmless the Holder(s) from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by Borrower under the Securities Act by reason of this Agreement, any posteffective amendment to such registration statements or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to Borrower by the Holder(s) (or the authorized representatives or agents of the Holder(s)) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder(s) within the meaning of the Securities Act and each officer, director, employee and agent of the Holder(s); provided, however, that the indemnification in this Section 4(c) with respect to any prospectus shall not inure to the benefit of the Holder(s) (or to the benefit of any person controlling the Holder(s)) on account of any such loss, claim, damage or liability arising from the sale of Note Shares by the Holder(s), if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder(s) by Borrower prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder(s) to the purchaser of such securities prior to such sale; and provided further, that Borrower shall not be obligated to so indemnify the Holder(s) or any other person referred to above unless the purchaser or other person, as the case may be, shall at the same time indemnify Borrower, its directors, each officer signing the registration statement and each person, if any, who controls Borrower, within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to Borrower by the Holder(s) expressly for use therein.

          (d)  If for any reason the indemnification
provided for in the preceding paragraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

          (e) All expenses, filing fees and other costs incurred by Borrower in connection with any registration of securities pursuant to this Section 4 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities) shall be borne by Buyer.

          (f) In the case of each registration effected by Borrower pursuant to this Section 4, Borrower will (i) furnish to the holders of the Note Shares registered thereunder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holders may reasonably request in order to facilitate the disposition of such registered Note Shares owned by them, and (ii) notify each holder of Note Shares registered under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g)   For the purposes of this Agreement, the
term "Majority" in reference to the Holders of the Note and the Note Shares shall mean in excess of 50% of the then outstanding Note Shares (assuming for such purpose the conversion of the Note in its entirety) that (i) are not held by Borrower, by any affiliate, officer, creditor, employee or agent thereof or by any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Securities Act.

     5. Common Stock. Borrower covenants and agrees that all Note Shares will, upon issuance, be duly and validly issued, fully paid and non-assessable and that no personal liability will attach to the holder thereof. Borrower further covenants and agrees that, during the periods within which the Note may be converted, Borrower will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Note.

     6. No Stockholder Rights. The Note shall not entitle any holder thereof to any voting rights or other rights as a stockholder of Borrower.

     7. Adjustment of Rights. In the event that the outstanding shares of Common Stock are at any time increased or decreased or changed into or exchanged for a different number or kind  of  share  or  other security of Borrower,
or  of  another corporation   through   reorganization,
merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number and kind of such securities then subject to the Note shall be made effective as of the date of such occurrence so that the position of holder of the Note upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock issuable upon conversion of the Note. Such adjustment shall be made successively whenever any event listed above shall occur and Borrower will notify the holder of the Note of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to the Note adjusted accordingly.

     Section  8.     Representations and Warranties of
Borrower. Borrower hereby represents and warrants to Lender as follows:

          (a)   Borrower  (i)  is a corporation  duly
organized, validly existing and in good standing under the laws of the State of New York and (ii) has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Note.

          (b) The execution, delivery and performance by Borrower of this Agreement and the Note have been duly and validly authorized by Borrower's Board of Directors and no authorization or approval of Borrower's shareholders is required in connection therewith. This Agreement and the Note constitute the legal, valid and binding obligations of Borrower and each is enforceable against Borrower in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

          (c) The execution, delivery and performance by Borrower of this Agreement and the issuance of the Note
(i)  will not  conflict with, result in a breach of or
constitute a default under   any  contract,  agreement,
indenture,  loan  or   credit agreement, deed of trust,
mortgage, lease, security agreement or other arrangement to which Borrower is a party or by which Borrower or any of its properties or assets is bound or affected; (ii) will not cause Borrower to violate or contravene any provision of its Certificate of Incorporation or Bylaws; or
(iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body pursuant to the Certificate of Incorporation or Bylaws of Borrower, any law, statute, rule or regulation to which Borrower is subject or any agreement, instrument, order, judgment or decree to which Borrower is subject.

     Section  9.     Covenants of Borrower.  Borrower  makes
the following covenants to lender, upon which Lender is relying in entering into this Agreement:

          (a) Prior to repayment in full of the Note, Borrower shall not incur any new indebtedness (contingent or otherwise), except for (i) purchase money indebtedness incurred in the ordinary course of business up to $100,000.00 in principal amount; (ii) unsecured obligations incurred, currently payable and paid by Borrower in the ordinary course of business; (iii) indebtedness approved in writing by Lender; and (iv) additional borrowings pursuant to Borrower's credit arrangements existing as of the date hereof.

          (b)   Prior to repayment in full of the Note,
Borrower shall provide Lender with (i) unaudited financial statements within 45 days of the end of each of Borrower's first three fiscal quarters and (ii) audited financial statements within 90 days of the end of Borrower's fiscal year.

          (c)   Borrower  shall comply in all  material
respects with  all  applicable statutes, rules, regulations
and orders  of and  all  applicable  restrictions imposed
by  all  governmental authorities  related  to  the conduct
of  its  business  and  the ownership   of  its  property
(including,  without   limitation, applicable  statutes,
rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls) unless the failure so to comply would not have a material adverse effect on the business or condition (financial or otherwise) of Borrower.

          (d) Borrower shall promptly notify Lender of any material litigation or legal proceedings initiated against Borrower or any violation or potential violation of any representation, warranty or covenant under this Agreement or the Note.

     Section   10.      Restrictions on Transfer and
Lender Representations.  In acquiring the Note and any Note
Shares issuable upon exercise of the Note collectively, the "Securities"), Lender makes the following representations, warranties and agreements:

          (a)   Lender  understands that the
Securities will be issued by Borrower without registration under the Securities Act and without qualification and/or registration under applicable state securities laws pursuant to specific exemptions from registration and/or qualification contained in the Securities Act and in applicable state securities laws. Lender understands that the foregoing exemptions depend upon, among other things, the bona fide nature of its investment intent as expressed herein.

          (b)  Lender agrees that none of the
Securities, nor any interest in the Securities, will be sold, transferred or otherwise disposed of by it without registration and/or qualification under the Securities Act or applicable state securities laws unless Lender first demonstrates to the satisfaction of Borrower that specific exemptions from such registration and qualification requirements are available with respect to such resale or disposition or provides Borrower an opinion of counsel satisfactory to Borrower that a contemplated transfer may be made without violation of the Securities Act or applicable state securities laws.

          (c)   Lender  represents and warrants to
Borrower as follows:

               (i)    Lender is acquiring the
Securities for investment purposes only, for Lender's own account, and not as nominee or agent for any other person, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

               (ii)  Lender has received all the
information it considers necessary or appropriate to evaluate the risks and merits of an investment in the Securities, and has had an opportunity to discuss
Borrower's business, management, financial affairs and prospects with Borrower's management.

               (iii)  Lender is an "accredited
investor" within the meaning of Rule 501 Regulation D promulgated under the Securities Act.

               (iv)  Lender is able to bear the
economic risks related to a purchase of the Securities. Lender either has a preexisting personal or business relationship with Borrower or any of its officers, directors of controlling persons, or by reason of Lender's business or financial experience or the business or financial experience of its professional advisor who or which is affiliated with and who or which is not compensated by Borrower or any affiliated or selling agent of Borrower, directly or indirectly, has the capacity to protect his own interests in connection with the subject transactions.

          (d)   Lender acknowledges that the
Securities to be issued to it will contain a legend which prohibits an offer to transfer or a transfer of all or any portion of the Securities unless the Securities are registered under the Securities Act or unless an exemption from registration is available with respect to such resale or disposition.

     Section 11.    Miscellaneous.

          (a)   All notices, requests and other
communications given or made pursuant hereto to any party hereunder shall be n writing (including facsimile or similar writing) and shall be given:
     if to Lender, to:

          Phar Mor, Inc.
          20 Federal Plaza
          West Youngstown, OH 44503
          Attention: General Counsel
          Facsimile: 330-740-2985

     with a copy to:

          Swidler Berlin
          Shereff Friedman, LLP
          3000 K Street,N.W., Suite 300
          Washington, D.C. 20007
          Attention: Morris F. DeFeo, Jr.
          Facsimile: 202-424-7643

     if to the Borrower, to:

          Pharmhouse Corp.
          860 Broadway
          New York, NY  10003
          Attention: General Counsel
          Facsimile: 212-358-9169


     with a copy to:

          Herrick, Feinstein LLP
          2 Park Avenue
          New York, NY  10016
          Attention: Stephen M. Rathkopf
          Facsimile: 212-889 7577

          and to:

          Maloney, Mehlman & Katz
          405 Lexington Avenue
          New York, NY  10174
          Attention: Melvin Katz
          Facsimile: 212-972-0111

or such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, or (ii) if given by any other means, when delivered at the address specified in this Section.

          (b)   In the event of any legal proceeding
between  the parties hereto arising out of or
relating to this Agreement,  the prevailing  party
shall be entitled to  recover  from  the  non
prevailing   party   reasonable   expenses,
including   without limitation reasonable attorneys'
fees and reasonable accountants' fees.

          (c)  Any provision of this Agreement or the
Note may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and Borrower, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (d)  No failure or delay by any party in
exercising any right,  power  or  privilege hereunder
or under  the  Note  shall operate  as  a  waiver
thereof nor shall any  single  or  partial
exercise  thereof preclude any other or further
exercise  thereof or  the  exercise  of any other
right, power or  privilege.   The rights  and
remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          (e)  Except as expressly provided in
Section 11(b), all costs and expenses incurred in connection with this Agreement, the Note and the transactions contemplated hereby and thereby shall be paid by the party incurring such cost or expense.

          (f)   The  provisions of this Agreement
and the Note shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns, provided that Borrower may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement or the Note without the prior written consent of Lender.

          (g)   This Agreement may be signed in any
number of counterparts, each of which shall be an original, with he same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          (h)   This Agreement shall be governed by
and construed in accordance with the laws of the State of New York without reference to the conflict of laws principles applied in such State.

          (i)   Any suit, action or proceeding
seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, the Note or the transactions contemplated hereby or thereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court sitting in New York City, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 5(a), together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          (j)   EACH  PARTY HERETO HEREBY WAIVES  ALL
RIGHTS  TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING
INSTITUTED BY EITHER OF THEM  AGAINST THE OTHER WHICH
PERTAINS DIRECTLY OR INDIRECTLY  TO THIS  AGREEMENT,
THE NOTE, ANY ALLEGED TORTIOUS  CONDUCT  BY  ANY
PARTY,  OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES
OUT  OF  OR RELATES TO THE RELATIONSHIP AMONG THE
PARTIES HERETO.

          (k)   When a reference is made in this
Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.
Whenever the words "include," "includes" or "including" are used in this Agreement or the Note they shall be deemed to be followed by the words
"without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 17, 1998.

          (l)   If  any term or other provision of
this Agreement or of the Note is determined to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement or the Note, as applicable, shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

"LENDER"
                                   "BORROWER"
PHAR MOR, INC.,                    PHARMHOUSE CORP.,
a Pennsylvania corporation         a New York corporation



By:                                By:
Name:                              Name:
Its:                               Its: